CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 20, 2011, relating to the financial statements and financial highlights which appear in the March 31, 2011 Annual Reports to Shareholders of Columbia Short Term Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Short Term Bond Fund, Corporate Bond Portfolio, Mortgage- and Asset-Backed Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income & Growth Portfolio, Columbia LifeGoal Income Portfolio, and Columbia Masters International Equity Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2011